REINSURANCE AGREEMENT

                                     Between

                    SOUTHERN SECURITY LIFE INSURANCE COMPANY

                              of Lake Mary, Florida

                                       and

                    SECURITY NATIONAL LIFE INSURANCE COMPANY

                             of Salt Lake City, Utah


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                                TABLE OF CONTENTS

                                    ARTICLES

I.    GENERAL PROVISIONS................................................... 1

II.   DURATION OF RISK..................................................... 4

III.  PREMIUMS AND CONSIDERATIONS.......................................... 4

IV.   BENEFIT PAYMENTS..................................................... 5

V.    ACCOUNTING AND SETTLEMENTS........................................... 5

VI.   ARBITRATION.......................................................... 6

VII.  INSOLVENCY........................................................... 7

VIII. DAC TAX PROVISION.................................................... 8

IX.   MISCELLANEOUS PROVISIONS............................................. 9

X.    EXECUTION AND EFFECTIVE DATE........................................ 10


                                    SCHEDULES

A.    POLICIES AND RISKS REINSURED

B.    REINSURANCE PREMIUMS

C.    COMMISSION AND EXPENSE ALLOWANCE

D.    MONTHLY REPORT OF ACTIVITY AND SETTLEMENTS

                                    EXHIBITS

1. TRUST AGREEMENT

                              REINSURANCE AGREEMENT

     THIS AGREEMENT (the "Agreement") is made and entered into, effective this 31st day of December, 2005, by and between SOUTHERN SECURITY LIFE INSURANCE COMPANY, a Florida domiciled insurance company (hereinafter referred to as the "Company") and SECURITY NATIONAL LIFE INSURANCE COMPANY, a Utah domiciled insurance company (hereinafter referred to as the "Reinsurer").

     The Company and the Reinsurer mutually agree to reinsure on the terms and conditions stated herein. This Agreement is an indemnity reinsurance agreement solely between the Company and the Reinsurer and performance of the obligations of each party under this Agreement shall be rendered solely to the other party. In addition, this Agreement supersedes and replaces those certain Reinsurance Agreements previously entered into between the Company and Reinsurer on October 1, 2003 and October 1, 2004.

                                    ARTICLE I

                               GENERAL PROVISIONS

     1. Contracts and Risks Reinsured. The Reinsurer agrees to indemnify and the Company agrees to transfer risk to the Reinsurer, according to the terms and conditions hereof, the risks described in Schedule A hereto, which are in force on the effective date (the "Effective Date") of this Agreement; subject, however, to the same rights, offsets, counterclaims, crossclaims and defenses as are available to the Company. No such offsets, counterclaims, crossclaims or defenses are waived but the same are expressly preserved, and Reinsurer is and shall be fully subrogated thereto, either in its own name or in the name of the Company, and whether the name be now known to exist or may hereafter be discovered.

     2. Coverages and Exclusions. Only risks under the life insurance policies referred to in Schedule A, are reinsured under this Agreement.

     3. Plan of Reinsurance. This indemnity reinsurance shall be on the coinsurance plan. The Company and the Reinsurer shall establish, maintain, and place all assets held in relation to the reserves in trust in accordance with the terms of a certain Trust Agreement, a copy of which is attached hereto as
Exhibit 1 and by this reference is made a part hereof. The assets are to be accounted for using statutory accounting principles of the state of domicile of the Reinsurer. On the Effective Date of this Agreement, the assets transferred to the Reinsurer shall be equal to the amount of reserves transferred thereunto.

     4. Reserves. The expression net reserves, prior to the application of this treaty, whenever used, shall mean the statutory reserves, net of existing reinsurance ceded under all treaties in effect excluding this treaty, which would have been reported by the Company on its NAIC Convention Blank as of December 31, 2005, with respect to the policies reinsured hereunder, if this treaty were not in effect.

     The expression net due and deferred premiums, prior to the application of this treaty, shall mean the due and deferred premiums, net of existing reinsurance ceded under all treaties in effect excluding this treaty, which would have been held by the Company on its NAIC Convention Blank as of December 31, 2005, with respect to the policies reinsured hereunder, if this treaty were not in effect.

     The expression net policy loans, prior to the application of this treaty, shall mean the policy loans, net of existing reinsurance ceded under all treaties in effect excluding this treaty, which would have been reported by the Company on its NAIC Convention Blank as of December 31, 2005, with respect to the policies reinsured hereunder, if this treaty were not in effect.

     The expression advance premiums, prior to the application of this treaty, shall mean the advance premiums, net of existing reinsurance ceded under all treaties in effect excluding this treaty, which would have been reported by the Company on its NAIC Convention Blank as of December 31, 2005, with respect to the policies reinsured hereunder, if this treaty were not in effect.

     5. Commission and Expense Allowance. There is to be a commission and expense allowance equal to actual premium taxes paid, actual sales commission paid and other administrative expenses, in accordance with Schedule C.

     6. Extracontractual Damages. In no event shall the Reinsurer indemnify nor be liable for any extracontractual damages or liability of any kind whatsoever resulting from, but not limited to, the Company's negligent, reckless or intentional wrongs, fraud, oppression, bad faith or strict liability. The Reinsurer shall indemnify the Company for any extracontractual damages or liability of any kind whatsoever resulting from but not limited to, the Reinsurer's or its agents' neglect, reckless or intentional wrong, fraud, oppression, bad faith or strict liability. The following liabilities are examples of liabilities that would be considered extracontractual: compensatory damages, damages for emotional distress, and punitive or exemplary damages.

     7. Contract Administration. The Reinsurer shall administer the contracts reinsured hereunder and shall perform all accounting, collection and all other administrative functions at the expense of the Reinsurer. The Company shall make the use of its name available in such administration and shall otherwise make available all records and other material needed in such administration.

     8. Inspection. At any reasonable time, the Reinsurer may inspect, during normal business hours, at the principal office of the Company, the papers and any and all other books or documents of the Company relating to reinsurance under this Agreement. At any reasonable time, the Company may inspect, during normal business hours, at the principal office of the Reinsurer, the papers and any and all other books or documents of the Reinsurer relating to reinsurance under this Agreement. Neither the Company nor the Reinsurer will use any information obtained through any inspection pursuant to this section for purposes not relating to reinsurance under this Agreement.

     9. Condition. The reinsurance hereunder is subject to the same limitations and conditions as the contracts written by the Company that are reinsured hereunder, except as otherwise provided in this Agreement.

     10. Misunderstandings and Oversights. If any failure to pay amounts due or to perform any other act required by this Agreement is unintentional and caused by misunderstanding and oversight, the Company and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred.

     11. Age Adjustment. If the Company's liability under any of the contracts reinsured under this Agreement is changed because of a misstatement of age, the Reinsurer will share in the change proportionately to the amount reinsured hereunder, and the Company and the Reinsurer will make any and all proportional adjustments thereunto.

     12. Reinstatements. If a contract reinsured hereunder that was reduced, terminated, or lapsed, and is subsequently reinstated, the reinsurance for such contract under this Agreement will be reinstated automatically to the amount that would be in force if the contract had not been reduced, terminated, or lapsed. The Company will pay to the Reinsurer the Reinsurer's proportionate share of all amounts collected from, or charged to, the insured.

     13. Amendments. This Agreement shall be amended only by written agreement of the parties.

     14. Policies, Contracts. The words policy or policies, and contract or contracts as used herein shall have the same meaning. The Company hereby warrants and represents that the contracts reinsured hereunder comply with all applicable laws and regulations, including federal income tax regulations, and have so complied since the date of issuance.

     15. Policyholder Information. The Company shall not sell, distribute or in any way use the policyholder information on contracts reinsured hereunder without the prior approval of the Reinsurer.

     16. Assumption Reinsurance. It is contemplated that the Company will be sold to a third party or merged into the Reinsurer by December 31, 2006. Upon such event, or by mutual agreement of the Company and Reinsurer, this Agreement may be converted to an Assumption Reinsurance Agreement pending approval of the Florida Office of Insurance Regulation, on the day prior to the change in control or agreement .

     17. Reinsurance With Other Companies. Existing reinsurance with other insurance companies on the policies specified in Schedule A shall be retained by the Company, except as agreed upon in writing by Reinsurer and Company. Any amounts paid to other reinsurance companies shall be fully reimbursed by the Reinsurer. Any amounts received by the Company from other insurance companies will be paid to the Reinsurer.

                                   ARTICLE II

                                DURATION OF RISK

     1. Duration. Except as otherwise provided herein, this Agreement shall be unlimited in duration and the Company and the Reinsurer shall have no right to terminate it.

     2. Reinsurer's Liability. The liability of the Reinsurer with respect to any contract reinsured hereunder will begin simultaneously with that of the Company, but not prior to the Effective Date of this Agreement. The Reinsurer's liability with respect to any contract reinsured hereunder will terminate with that of the Company on the date the Company's liability on such contract is terminated.

     3. Recapture. Contracts reinsured under this Agreement are not eligible for recapture.

     4. Contract Changes. The Company will not make any contract changes in any policies reinsured hereunder except as required by law or as mutually agreed to by the Company and the Reinsurer.

                                   ARTICLE III

                           PREMIUM AND CONSIDERATIONS

     1. Net Reserves. On the Effective Date of this Agreement, the Company agrees to pay the Reinsurer as a reserve transfer an amount equal to the adjusted net reserves, on the Effective Date of this Agreement with respect to the liabilities reinsured as of such date and described in Schedule A less the ceding allowance. Adjusted net reserves are calculated as net reserves, prior to the application of this treaty, minus net due and deferred premiums, prior to the application of this treaty, minus policy loans, prior to the application of this treaty, plus advance premiums, prior to the application of this treaty.

     2. Ceding Allowance. On the Effective Date of this Agreement, the Reinsurer agrees to pay the Company a ceding allowance equal to Ten Dollars ($10.00) in cash by certified funds or wire transfer and other good and valuable consideration.

     3. Reinsurance Premiums. The Company agrees to pay the Reinsurer reinsurance premiums in accordance with Schedule B. For each contract, the amount of reinsurance premium will be the amount which corresponds to the portion of the contract reinsured. The Company makes representations and warrants that it will make all reasonable efforts to keep the reinsured business in force.


                                   ARTICLE IV

                                BENEFIT PAYMENTS

     1. Notice. The Reinsurer will notify the Company promptly after receipt of any information as to a claim on a policy to the extent reinsured hereunder. The reinsurance claim form and any copies of notifications, claim papers and proofs will be furnished to the Company as soon as possible.

     2. Liability and Payment. The Company will accept the decision of the Reinsurer on payment of a claim or surrender on a policy reinsured hereunder. The Reinsurer agrees to utilize to the extent possible the claims practices of the Company. The Reinsurer will pay its proportionate share of such claim based upon the form of claim settlement determined. In no instance shall anyone other than the Company or the Reinsurer have any rights under this Agreement, and the Company shall be and remain solely liable to any insured, policyowner, or beneficiary under any policy reinsured hereunder, unless said liability is caused by the actions of the Reinsurer, and in that instance, Reinsurer will be liable and defend any litigation at its own cost.

     3. Contract Claims. The Company will not contest, compromise or litigate a claim involving a policy reinsured hereunder without the prior approval of the Reinsurer. The Reinsurer will pay to the Company any litigation and investigative expenses incurred on contested claims. Any expenses will be paid on a monthly basis as described in Article V.

                                    ARTICLE V

                            ACCOUNTING AND SETTLEMENT

     1. Agreement Accounting Period. This Agreement shall be on a monthly accounting period for all accounting settlements.

     2. Monthly Accounting Reports. Accounting reports shall be submitted to the Reinsurer by the Company and by the Reinsurer to the Company, not later than 15 business days after the end of each calendar month. Such reports shall include information on the amount of reinsurance premiums, policy loans and policy loan interest, the commission and expense allowance, claims, and reserves on the contract reinsured for the preceding calendar month.

     3. Monthly Accounting Period. The monthly accounting shall be on a calendar-month basis, except that the initial monthly accounting period shall run from the Effective Date of this Agreement, after the initial accounting has occurred, through the last day of the calendar month in which the Effective Date of this Agreement falls. The final monthly accounting period shall run from the end of the preceding calendar month until the termination of this Agreement, but prior to actual termination of this Agreement.

     4. Monthly Settlements. Within 15 business days after the end of each calendar month, the Company will pay the Reinsurer the sum of: (i) the reinsurance premiums for the preceding month, determined in accordance with
Article III, plus (ii) the policy loan repayments and policy loan interest paid in the preceding month, plus (iii) any amounts received from other reinsurance companies. The Monthly Settlement Report is attached as Schedule D.

     5. Amounts Due Monthly. Except as otherwise specifically provided in this Agreement, all amounts due to be paid to either the Company or the Reinsurer under this Agreement on a monthly basis shall be determined on a net basis as of the last day of each calendar month and shall be due and payable as of such date.

     6. Estimations. If the amounts, as defined in Paragraph 4 above, cannot be determined at such dates as defined in Paragraph 5 above, on an exact basis, such payments will be paid in accordance with a mutually agreeable formula which will approximate the actual payments.

     7. Delayed Payments. For purposes of Paragraph 5 above, if there is a delayed settlement of a payment due, there will be an interest penalty at an interest rate equal to one-half of one percent (.5%) per month, for the period that the amount is overdue. For purposes of this paragraph, a payment shall be considered delayed 30 days after the date such payment is due.

     8. Offset of Payments. All monies due to either the Company or the Reinsurer under this Agreement may be offset against each other, dollar for dollar, regardless of any insolvency of either party.

     9. Accounting Reports. Annual reports shall be submitted to the Company by the Reinsurer not later than 20 business days after the end of each calendar year. Such reports shall include information for the analysis of increase in reserves and the exhibit of life insurance of the NAIC Convention Blank based on the contracts reinsured hereunder, as well as all other information required by the Florida Office of Insurance Regulation. Quarterly accounting reports shall be submitted to the Reinsurer by the Company not later than 20 business days after the end of each calendar quarter and shall include information for pages 2, 3, 4, and 5 of the NAIC Quarterly Blank.

                                   ARTICLE VI

                                   ARBITRATION

     1. General. All disputes and differences between the Company and the Reinsurer on which an agreement cannot be reached will be decided by arbitration. The arbitrators will regard this Agreement from the standpoint of practical business and equitable principles rather than that of strict law.

     2. Method. Three arbitrators will decide any differences. They must be officers of life insurance companies other than the two parties to this Agreement or any Company owned by, or affiliated with, either party. One of the arbitrators is to be appointed by the Reinsurer, another by the Company, and they shall select a third before arbitration begins. Should one of the two parties decline to appoint an arbitrator or should the two arbitrators not be able to agree upon the choice of a third arbitrator, the appointment(s) shall be left to the President of the American Council of Life Insurance or its successors. The arbitrators are not bound by any rules of evidence. They shall decide by a majority of votes and their decision will be final and binding. The cost of arbitration, including the fees of the arbitrators, shall be shared equally by the parties unless the arbitrators decide otherwise.

                                   ARTICLE VII

                                   INSOLVENCY

     1. General. In the event of the Company's insolvency, liquidation, entry into rehabilitation, bankruptcy, or other significant adverse financial event, this Agreement will be deemed to convert, pending approval by the Florida Office of Insurance Regulation but without any action on the part of any party, to an Assumption Reinsurance Agreement as of the day prior to such insolvency, change of control, or other adverse event. Following such conversion, the Reinsurer is hereby empowered without any need of action on the part of the Company, to take all other steps necessary for such conversion including the issuance of assumption certificates. Notwithstanding the forgoing, the Reinsurer may elect not to have such automatic conversion occur. In the event the Reinsurer elects not to have such automatic conversion to assumption reinsurance, then the Reinsurer's contractual liability on contracts reinsured hereunder shall continue to be determined by all the terms, conditions and limitations under this Agreement, but the Reinsurer will make settlement (i) directly to the Company's liquidator, receiver or statutory successor, and (ii) without increase or diminution because of the Company's insolvency. The liquidator, receiver or statutory successor of the Company shall give the Reinsurer written notice of the pendency of a claim against the Company on any contract reinsured within reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, the Reinsurer shall investigate such claim and interpose in the Company's name (or in the name of the Company's liquidator, receiver or statutory successor) in the proceeding where such claim is to be adjudicated, any defense or defenses that the Reinsurer may deem available to the Company or its liquidator, receiver or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company as a part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

                                  ARTICLE VIII

                                DAC TAX PROVISION

     1. The Company and Reinsurer hereby agree to abide by Section 1.848-2(g)(8) of the Income Tax Regulations under Section 848 of the Internal Revenue Code of 1986, as amended. The terms used in this Article are defined by reference to Regulation 1.848-2. The term "net consideration" will refer to either net consideration as defined in Regulation Section 1.848-2(f) or gross amount of premium and other considerations as defined in Regulation Section 1.848-3(b), as appropriate.

     2. Each party shall attach a schedule to its federal income tax return that identifies the relevant reinsurance agreements for which the joint election under the Regulation has been made.

     3. The party with net positive consideration, as defined in the Regulation promulgated under Code Section 848, for such Agreement for each taxable year, shall capitalize specified policy acquisition expenses with respect to such Agreement without regard to the general deductions limitation of Section 848
(c)(1).

     4. Each party agrees to exchange information pertaining to the amount of net consideration under such Agreement each year to ensure consistency.

     5. This election shall be effective for the year that the Agreement was entered into and for all subsequent years that such Agreement remains in effect.

     6. The Reinsurer will submit to the Company by May 1 of each year its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Reinsurer stating that the Reinsurer will report such net consideration in its tax return for the preceding calendar year.

     7. The Company may contest such calculation by providing an alternative calculation to the Reinsurer in writing within 30 days of the Company's receipt of the Reinsurer's calculation. If the Company does not so notify the Reinsurer, the Reinsurer will report the net consideration as determined by the Reinsurer in the Reinsurer's tax return for the previous calendar year.

     8. If the Company contests the Reinsurer's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date the Company submits its alternative calculation. If the Reinsurer and the Company reach agreement on the net amount of consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

     1. All Schedules referred to in this Agreement are attached hereto and incorporated herein by reference.

     2. Neither this Agreement nor any reinsurance under this Agreement shall be sold, assigned or transferred by the Company without prior written consent of the Reinsurer. Such approval shall not unreasonably be withheld. The provisions of this section are not intended to preclude the Reinsurer from retroceding the reinsurance on an indemnity basis.

     3. This Agreement, including any of the schedules and amendments, constitutes the entire agreement between the parties with respect to the business being reinsured hereunder, and there are no understandings between the parties other than as expressed in this Agreement. Any changes in this Agreement shall be null and void unless such changes are made by written amendment to this Agreement, signed by both parties.

     4. Any notice or notification required under this Agreement requires written notice or notification mailed or delivered to the Company at its home office in Lake Mary, Florida, or to the Reinsurer at its administrative office in Salt Lake City, Utah.

     5. If any provision of this Agreement is determined to be invalid or unenforceable, such determination will not impair or affect the validity or the enforceability of the remaining provisions of the Agreement.

                                    ARTICLE X

                          EXECUTION AND EFFECTIVE DATE

     This Agreement shall be effective on and after December 31, 2005. In the event of a death or other occurrence giving rise to a claim under one of the policies, which death or occurrence occurred prior to the Effective Date, regardless of whether the death claim or occurrence is reported prior to or subsequent to the Effective Date, the Company shall be solely liable for the payment of any claim made on account of any such death or occurrence and Reinsurer shall pay to the Company the amount of the reserve of the policy with respect to which the claim is paid, to the extent that such reserve is reduced as a result of such payment.

     IN WITNESS of the above, this Agreement is executed effective as of this the 31st day of December, 2005.

SECURITY NATIONAL LIFE INSURANCE COMPANY



By:  /s/ Scott M. Quist
Title: President and Chief Operating Officer
Date:  December 31, 2005

Attest: /s/ R. Matthew Patch
Title: Legal Counsel
Date:  December 31, 2005


SOUTHERN SECURITY LIFE INSURANCE COMPANY



By:  /s/ Stephen M. Sill
Title:   Vice President, Treasurer & Chief Financial Officer
Date:     December 31, 2005


Attest: /s/ R. Matthew Patch
Title: Legal Counsel
Date:  December 31, 2005

                                   SCHEDULE A

POLICIES AND RISKS REINSURED

     Under this Agreement, the Reinsurer reinsures that following quota share of the risks on the blocks of insurance policies issued or assumed by the Company and described below.

100% quota share of all policies in force as of the Effective Date, less amounts previously ceded and new business written after the Effective Date. All policies reflected in certain Reinsurance Agreements previously entered into between the Company and Reinsurer on October 1, 2003 and October 1, 2004 are substituted and replaced hereunder.

                                   SCHEDULE B

                              REINSURANCE PREMIUMS

     1. Reinsurance Premiums. The Company shall pay the Reinsurer a reinsurance premium on all policies in effect from time to time under this Agreement in an amount equal to the gross premium charged by the Company corresponding to the amount and policies reinsured hereunder.

     2. Mode of Payment. The Premium paid to the Reinsurer by the Company will be paid as collected by the Company.

                                   SCHEDULE C

COMMISSIONS AND EXPENSE ALLOWANCE

1. Ceding Commission Fee on Individual Life Insurance as a Percentage of Collected Premiums

                     Plan Description Ceding Commission Fee




                      Calculation of Ceding Commission Fee

                                            Premium           Reserve Amount
Total Collected Premium                $______________        $ ______________

Percentage Reinsured                   $ ___100%______        $___100%_______

Reinsured Collected Premiums               $____________         $ ____________

Ceding Commission Fee Percentage     $ ______0%_____          $ _____0%______

Ceding Commission Fee                      $ ____________        $ ____________


2. Monthly Commission and Expense Allowance.

A commission and expense allowance for any period the Company performs contract administration functions in an amount to be mutually agreed upon by the parties.

3. Premium Taxes, including all other Licenses and Fees based on Premium.

     A commission and expense allowance of 3.5 percent of collected premiums will be paid in addition to all other allowances. An allowance of the amount actually paid as sales commissions shall also be paid.

                                   SCHEDULE D

                               MONTHLY SETTLEMENT

                                      FROM
                    SOUTHERN SECURITY LIFE INSURANCE COMPANY
                   TO SECURITY NATIONAL LIFE INSURANCE COMPANY
                                    AND FROM
                    SECURITY NATIONAL LIFE INSURANCE COMPANY
                                       TO
                    SOUTHERN SECURITY LIFE INSURANCE COMPANY

             Reporting Month: ____________/ _________/ __________
       Date Report Completed: ________________/ ____________/ ___________

1)       Direct Premiums                                          ____________
         Less Reinsurance Premiums Paid                           ____________
         Net Premiums                                             ____________

2)       Policy Loans                                             ____________
            Policy Loans Repaid                                   ____________
            Policy Loan Interest Paid in Cash                     ____________
            Total                                                 ____________

3)          Benefits
            Surrenders                               _____________
            Deaths                                   _____________
            Other                                    _____________
            Less Reinsurance Recoveries              _____________
            Total                                    _____________

4)       Commissions and Expense Allowance (Schedule C)            ____________
         Less Allowances on Reinsured Ceded                        ____________
         Net Commission and Expense Allowance                      ____________

5)       New Policy Loans Paid Out in Cash                         ____________

         Net due Equals (1) + (2) - (3) - (4) - (5) =              ____________

SCHEDULE D CONTINUED

Supplemental Information

Direct                                        Policy
------                 # of Policies          Reserves         Face Amount
Beg. of Period           ___________        ____________      _____________
+Additions               ___________        ____________      _____________
-Terminations            ___________        ____________      _____________
End of Period            ___________        ____________      _____________

                                Reinsurance Ceded
                                              Policy
                       # of Policies          Reserves         Face Amount
Beg. of Period           ____________       ____________      _____________
+Additions                 ____________     ____________      _____________
-Terminations              ____________     ____________      _____________
End of Period              ____________     ____________      _____________

Direct                                        Gross                Net
------                                        -----                ---
Deferred Premiums:                          _____________     ____________
Due Premiums:                               _____________     ____________
Advance Premiums:                           _____________

Reinsurance Ceded
Deferred premiums:                          _____________     ____________
Due Premiums:                               _____________     ____________
Advance Premiums:                           _____________

Coinsurance Allowances on Reinsurance Ceded
-------------------------------------------
Deferred Premium                            ____________
Due Premium                                                   ____________
Advance Premium                                               ____________
Policy Loan Interest Due:                   _____________
Policy Loan Interest Accrued:               _____________
Policy Loan Interest Unearned:              _____________
Policy Loan Beginning of Period:            _____________
+ New Loans Paid in Cash:                                    ____________
+ New Loans to Cover Interest:                               ____________
+ New Loans to Pay Premiums:                                 ____________
- Loans Paid Off:                                            ____________
Policy Loans End of Period:                                  ____________
Policy Loans Interest Paid in Cash:                          ____________
Policy Loans Interest Added to Loan:                         ____________

Total Policy Loan Interest:                                  ____________

                                    EXHIBIT 1

                                 TRUST AGREEMENT